Exhibit 10.03

Software Support Agreement

Agreement between Interactive Media Technologies, Inc. (Seller) and (Buyer):

Company Name:

Globaltel IP, Inc.

Address:

7999 N. Federal Highway Suite 401

City, State, ZIP/Postcode:

Boca Raton, FL 33487

Country:

USA

Contact:

Larry Reid

This Software Support Agreement (“SSA”) is entered into as of March 1, 2005 (“Effective Date”) by and between GlobalTel IP, Inc. (Buyer), and Interactive Media Technologies Inc., an Florida company, located at 7999 North Federal Highway, Suite 400, Boca Raton, Florida 33487 USA.  This agreement supersedes all previous support agreements between Buyer and Interactive Media Technologies, Inc.  The terms of this agreement are based upon the following articles:

Buyer operates GTIP system software (the “System”) and wishes to purchase Software Support.  The enclosed Software Support Order for Software Support summarizes the current software products in use by Buyer, which are to be covered.

1.

SCOPE OF THE AGREEMENT

1.1.

 Term of the SSA

The term of the SSA commences with the Effective Date noted above and remains in effect until terminated as provided in this agreement.

1.2.

 Software Support Orders

The Services to be delivered to Buyer are summarized in the enclosed Software Support Order.

1.3.

 Service Order Term

For each Service Order, Seller shall provide services for twelve (12) months from the Effective Date of the Service Order, unless otherwise specified on the Service Order (the “Term”).

1.4.

 Renewal of Support Service Order

The last day of the Term is considered the “Renewal Date” for the Service Order.  On the Renewal Date, Support Services will renew automatically for an additional year of service and with the same maintenance package, unless either party notifies the other of its desire to either revise or terminate the Service Order for the following Term.  Notification shall be in writing and sent by regular mail or facsimile at the addresses set forth above.  Notification shall be given within sixty (60) days of the Renewal Date.

1.5.

 Additional Orders for Services

If during the Term of a Service Order, Buyer wishes to order additional service not provided under the Service Order, Buyer may request additional services pursuant to written purchase orders.

1.6.

 Additional Equipment Purchases During Service Order Year

If during the Term of the Service Order, Buyer purchases additional System Equipment or Upgrades, Seller will enroll the components in the Service Order plan, according to the terms of the Service order in effect for that System at the time.  The succeeding Software Support Invoice will show an added charge for the added component(s).

2.

CHANGES TO SERVICES AND PRICE LISTS

Seller may amend or revise prices and services at any time upon thirty (30) days written notice to Buyer, subject to Buyer’s consent, which shall not be unreasonably denied.  Seller agrees not to amend annual support agreement pricing until completion of initial term.  If Buyer does not consent to suggested modifications by Seller, both parties shall use reasonable efforts to reach an amended schedule of services and prices agreeable to both parties.

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2.1.

 Annual Charges

Annual charges for Software Support are set forth in the Software Support Order attached to this SSA.

2.2.

 Invoice and Payment Schedule

The annual charges for Software Support shall be payable quarterly or monthly in advance of the period for which support services are rendered.  Any charges for any other products or services will be invoiced when provided and are due and payable upon receipt of such invoice.

2.3.

 Taxes and Related Expenses

Buyer shall pay all sales, use and other taxes (including VAT-value added tax), duty emissions testing charges, and customs storage charges applicable to the charges.

2.4.

 Travel and Expense Charges

Buyer shall pay travel, accommodations, and other reasonable expenses including but not limited to meals, laundry, local transportation, and business communications of Seller personnel for all On-Site services provided by Seller or its representatives, except as expressly provided in the Software Support Order.

2.5.

 Insurance and Risk of Loss

For all shipments of Hardware and Software, Seller shall be responsible for the shipping and insurance of the property CIF to the Buyer’s designated destination airport.  From the point of arrival through customs and transport to the site, Buyer shall be responsible for risk of loss, insurance, freight, customs, VAT, and other charges as described above in Section 2.3.

3.

PAYMENTS AND CORRESPONDENCE

3.1.

Payments and Payee

Buyer may issue payments for Software Support fees through Wire Transfer, Bank Draft, Letter of Credit, or by Company Check.  The following is the procedure for payment by wire transfer of funds:

(1)

 Apply a value date (date when funds are available in Seller account) to the wire transfer.

(2)

Submit payment to:

Address:

Interactive Media Technologies, Inc.

Wachovia Bank

Jacksonville, Florida

Routing Number:

063000021

Account Number:

20001911112

Beneficiary:

Interactive Media Technologies, Inc.

(3)

Advise Seller of date and transfer via facsimile to: 561.999.0518

For check payment, make Company Check payable to: Interactive Media Technologies, Inc. and express mail to:

Interactive Media Technologies, Inc.

7999 North Federal Highway, Suite 400

Boca Raton, FL 33487 USA

3.2.

Inquiries and Correspondence

Inquiries about the SSA and the Service Order may be addressed to:

Interactive Media Technologies, Inc.

7999 North Federal Highway, Suite 400

Boca Raton, FL 33487 USA

Telephone:  561.999.9116

Fax: 561.999.0518

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4.

LIMITATION OF SERVICES

4.1.

System Operation Must Be According to Documentation

Software Support shall not apply unless the System is operated in strict accordance with the documentation furnished with the System, and any subsequent updates to the documentation provided by Seller.

4.2.

Services Do Not Extend to Non-GTIP Software

Software Support is void in cases where Buyer has made unauthorized use of Non-system hardware or unapproved Software, or anything which is not directly a part of the System, as supported by Seller.

4.3.

Maintaining Current Software

As part of your software support agreement, Seller will continue to supply you with upgrades that will update the latest versions of your existing software modules.

4.4.

Unauthorized Use

Software Support shall not be rendered for any defects, malfunctions, problems or questions concerning the System arising because of:

a.

Negligence of Buyer or Third parties– Misuse, accident or improper maintenance and/or application by Buyer or third parties, inclusive of operation outside Hardware or Software System design specifications;

b.

Unauthorized Modifications and/or Repairs– Buyer’s direct performance of, or Buyer allowing the modification, repair, or alteration of either Hardware or Software except as authorized in writing by Seller;

c.

Inadequate Controls – Environmental and Infrastructural– Buyer’s failure to provide and maintain a suitable installation environment with all facilities prescribed by Seller, [including but not limited to failure of or failure to provide: (1) adequate electrical power with appropriate protection against local anomalies; and (2) air temperature or humidity control, high quality leased lines, etc.];

d.

Regional Infrastructural Failures– Hardware and/or Software failures caused by power failures, fluctuations, or brownouts; telecommunication line disruptions and outages;

e.

Unauthorized Deployment of Spares, Materials, Equipment and Supplies– Unauthorized incorporation of Seller spare parts into the System, regardless of whether Buyer performs such unauthorized actions directly or allows such unauthorized actions to occur; or Buyer’s direct use of, or Buyer allowing the use of supplies or materials not meeting Seller specifications, inclusive of the attachment of any hardware whatsoever not authorized by Seller;

f.

Buyer acknowledges that any failure to comply with the recommendation of Seller management in this regard may prevent the successful resolution of Seller software irregularities and system failures.  Seller services do not include the development of new applications to “work around” problems known to be caused by hardware.

5.

LIMITATION OF LIABILITIES

5.1.

Consumable Accessories

Except as specifically provided for in this SSA, Seller extends no warranty, express or implied, including any warranty of merchantability or fitness for a particular purpose, to Buyer for the services or any other maintenance or support or for any consumable or supply product (such as ribbon, cable, magnetic tape, or similar material provided under this SSA) which Buyer may order through Seller for use in conjunction with the services or any other maintenance or support.

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5.2.

Cumulative Liability

Neither Seller nor any of its subcontractors’ agents shall be liable for any loss or damage to the equipment or other property or injury or death to Buyer’s agents, employees, or Buyer arising in connection with the Services or any other maintenance or support provided by Seller or its subcontractor under this SSA.  Notwithstanding any other provision of the Agreement or this SSA, under no circumstances shall Seller or any of its subcontractors be liable to Buyer or any third party claiming under Buyer, for special, incidental, indirect or consequential damages as a result of a breach of any provision of the SSA, or for any loss, damage, or any expense directly or indirectly arising from Buyer’s use or inability to use or a third party’s use, or inability to use, whether or not authorized, of the software or its components, either separately or in combination with other equipment, or for commercial loss of any kind, including costs of procurement of substitute services, loss of profits, and interruption of services.  Seller’s cumulative liability under the SSA for all causes of action shall be limited to and shall not exceed the amounts paid by Buyer under the SSA, and in no event shall Seller be liable to Buyer for any amount exceeding amounts paid under the SSA on a monthly basis.

5.3.

Non-Performance Recourse

In all situations involving performance or non-performance by Seller under this SSA, Buyer’s sole and exclusive remedy is (1) to terminate this SSA by written notice to Seller and (2) to receive a pro-rated refund for the pre-paid Services, less any sum due and owing to Seller.

6.

MISCELLANEOUS

6.1.

Time Limitation for Action

Any action for breach or to enforce any provision of this SSA shall be brought within two years after the cause of action accrues or it will be deemed waived and barred.

6.2.

Renegotiation of Unenforceable Provisions

If any provision of this SSA is held to be unenforceable or invalid, the remaining provisions shall be given full effect, and the parties shall negotiate, in good faith, a substitute valid provision which most nearly approximates the parties’ intent of the unenforceable or invalid provision.

6.3.

 Force Majeure

Seller shall have no liability whatsoever for any delay or failure in providing Software Support or any other maintenance or support attributable to fires, strikes, embargoes, earthquakes, storms, wars, acts of war, governmental or state or United Nations or EU or Trilateral regulations or any other contingency beyond the reasonable control of Seller.

6.4.

Severability of Provisions

The provisions of this SSA are severable, and if any provision hereof is held invalid or unenforceable, the remaining provisions of this SSA shall not be affected thereby.  Furthermore, failure by either party at any time to require the other party to perform any obligation under this SSA shall not affect the party’s right subsequently to require the other party to perform that obligation.

6.5.

Assignment

Buyer shall not assign this SSA or any of its rights or obligations hereunder without the prior written consent of Seller; such consent shall not be unreasonably withheld.  Seller may assign any obligation or Order placed under this SSA to an affiliate, subcontractor, or other third party, provided that a comparable quality of service is provided to Buyer.

6.6.

Waiver

No provision of this SSA may be waived by either party, except in writing signed by that party.  The waiver of any portion of this SSA with respect to any person or invention, discovery, improvement, or work of authorship shall be construed narrowly and shall not affect the right of the party granting the waiver to enforce any other provision of this SSA or to enforce any provision of this SSA with respect to any other person or invention, discovery, improvement, or work of authorship.

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6.7.

Governing Law, Venue, and Dispute Arbitration

The English language shall govern all interpretations of this SSA.  This Agreement and any amendments hereto will be governed by the laws of the State of Florida.  The proper venue for any proceeding at law or in equity or under a mediation or arbitration provision (if any) will be Palm Beach County, Florida, and the parties waive any right to object to the venue.

The parties agree that prior to any legal action the parties in good faith will mediate any disputes between them.  If any suit or action is filed by any party to enforce this SSA, the prevailing party shall be entitled to recover reasonable attorney fees incurred in preparation or in prosecution or defense of such suit or action as fixed by the trial court, and if any appeal is taken from the decision of the trial court, reasonable attorney fees as fixed by the appellate court.

6.8.

Entire Agreement

If any conflicting Order or invoice arises which does not comply with the terms of this SSA, the terms identified in this SSA will prevail.  This SSA represents the complete and entire agreement between Seller and Buyer and supersedes all prior agreements, statements, or negotiations with respect to the subject of Software Support.

6.9.

System Access

It is the responsibility of Buyer to provide access to all servers that are running GTIP software.  This includes computers that are running Windows and computers that are running Unix.  Access to Windows computers will be through Symantec’s pcAnywhere, preferably through an externally accessible IP address (through a firewall, and not through VPN if this is feasible).  It is also preferable that all server computers should be available through distinct externally accessible IP addresses, to prevent the necessity to use two or more pcAnywhere “hops”, since the multiple “hops” causes additional overhead when transferring files.

7.

ERROR RESOLUTION RESPONSE

Our engineering personnel will respond to reported troubles under the following guidelines:

7.1

 Trouble Priorities

Priority 1

A fatal error that has no work around.  Generally, these errors will not allow a user to complete a required function.

Priority 2

An error that prevents a function from being completed as normally processed, but that has a work around that allows the user to complete the task at hand.

Priority 3

An error that does not stop a user from completing a task, but does not work as would be expected.

7.2

 Error Resolution Response

Once an error’s priority has been established and the relevant information has been collected, Seller will respond within the following guidelines:

Priority 1

during regular business hours (7:00am–6:00pm in Florida), calls will be answered immediately; after regular business hours, a callback to the Buyer will be within 20 minutes of the initial call.  Seller will work full time until an interim workaround or a permanent resolution is provided.

Priority 2

a resolution will be provided within 5 working days.  The resolution could be a work around, or some other interim measure, if that interim measure is considered acceptable.

Priority 3

a resolution will be provided in a future release of the product.

Although Seller plans to resolve all problems in less time than the goals; some troubles will simply take longer than the guidelines due to their complexity.  Seller will make its best effort to provide trouble resolution within these response time goals.  In cases where there is a problem that is outside Seller’s control, for example, a problem with the operating system, database software, or any other part of the system that is not part of GTIP, Seller will not be held liable or responsible for the problem.

SOFTWARE SUPPORT ORDER

System Support:

•

Includes support for 150 hours of billing, development, and support: USD $10,500 per month.

Software Support Services:

•

Help Desk:  Monday – Friday, 7:00am – 6:00pm in Florida.

Outside of these standard hours, emergency help is provided for switch outages 24 x 7.

•

Error Resolution, Patches, Fixes, Workarounds.

•

Software Diagnostics, Remote Analysis via Secure line provided by Buyer.

•

Upgrades to update your existing software modules.

Total Annual Rate: USD $126,000

•

Monthly advance payments of $10,500 are required as noted in Section 3.2

•

Rates subject to change as noted in Section 2; additional purchase(s) may result in increased rates.

Approvals:

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Buyer:

GlobalTel IP, Inc.

Seller:

Interactive Media Technologies, Inc.

Signature:

/s/ Larry Reid

Signature:

/s/ Steve Williams

Name:

Larry Reid

Name:

Steve Williams

Title:

Executive Vice President

Title:

CEO & President

Date:

March, 1, 2006

Date:

March, 1, 2006